Exhibit 10.1

SPINE INJURY SOLUTIONS, INC.

5151 Mitchelldale, Suite A2

Houston, Texas 77092

October 28, 2021

Peter L. Dalrymple

13451 Belhaven Dr.

Houston, Texas 77069

RE: Transfer of certain accounts receivable

Dear Mr. Dalrymple:

As you are aware, on August 31, 2020, the Company issued you a $610,000 one-year secured promissory note (the “Note”), bearing interest at 6% per year, which Note is collateralized by all of the Company’s accounts receivable and a pledge of the stock of its wholly owned subsidiary, Quad Video Halo, Inc. The Note had a balance of $430,000 at September 30, 2021, and is currently past due its maturity date.

As previously discussed, the Company and you desire that the Company transfer to SPIN Collections LLC (an entity you own and control) certain accounts receivable the Company owns, which accounts receivable are set forth in Exhibit A attached hereto (the “Accounts Receivable”), in consideration of you agreeing to reduce the balance of the Note by $33,946.06. Upon your signature of this letter agreement, accepting and agreeing to the terms of the transfer, the Company hereby transfers and assigns to you all of the Company’s rights, title, and interest in, to, and under the Accounts Receivable, in exchange for the above referenced reduction in debt.

Very truly yours,

SPINE INJURY SOLUTIONS, INC.

By: /s/ William F. Donovan

William F. Donovan, President and CEO

Accepted and agreed to as of the date first written above:

 /s/ Peter L. Dalrymple

PETER L. DALRYMPLE

SPIN COLLECTIONS LLC

By:  /s/ Peter L. Dalrymple

Peter L. Dalrymple,

EXHIBIT A